2014 STOCK OPTION PLAN
OF
URBAN BARNS FOODS INC.

Urban Barns Foods Inc. 290 Lakeshore Road, Suite 205 Pointe-Claire, Quebec Canada H9S 4L3

ARTICLE 1. THE PLAN

1.1 Title

This plan is entitled the “2014 Stock Option Plan” (the “Plan”) of Urban Barns Foods Inc., a Nevada corporation (the “Company”).

1.2 Purpose

The purpose of the Plan is to enhance the long-term stockholder value of the Company by offering opportunities to directors, officers, employees and eligible consultants of the Company and any Related Company, as defined below, to acquire and maintain stock ownership in the Company in order to give these persons the opportunity to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company or a Related Company.

ARTICLE 2. DEFINITIONS

The following terms will have the following meanings in the Plan:

(a)	“Board” means the Board of Directors of the Company;

(b)

“Cause”, unless otherwise defined in the instrument evidencing an Option or in a written employment or services agreement between a Participant and the Company or a Related Company, means a material breach of the employment or services agreement, dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding;

(c)	“Code” means the United States Internal Revenue Code of 1986, as amended from time to time;

(d)	“Class A Common Shares” means the Class A common shares, $0.001 par value, of the Company;

(e)	“Consultant Participant” means a Participant who is defined as a Consultant Participant in Article 5;

(f)

“Corporate Transaction”, unless otherwise defined in the instrument evidencing an Option or in a written employment or services agreement between a Participant and the Company or a Related Company, means consummation of either.

(i) a merger or consolidation of the Company with or into any other corporation, entity or person; or

(ii)

a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company’s outstanding securities or all or substantially all the Company’s assets; provided, however, that a Corporate Transaction shall not include a Related Party Transaction;

(g)

“Disability”, unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Company and to be engaged in any substantial gainful activity;

(h)

“Employment Termination Date” means, with respect to a Participant, the first day upon which the Participant no longer has an employment or service relationship with the Company or any Related Company;

(i)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(j)	“Fair Market Value” means the per share value of the Class A Common Shares determined as follows:

(i)

if the Class A Common Shares are listed on a stock exchange or exchanges or the NASDAQ Stock Market, the closing price per share on the last trading day immediately preceding such date on the principal exchange on which it is traded or as reported by NASDAQ; or

(ii)

if the Class A Common Shares are not then listed on an exchange or the NASDAQ Stock Market, but are quoted on the OTC Bulletin Board, the OTCQX, the OTCQB or the OTC Pink marketplaces, the average of the closing bid and asked prices per share for the Class A Common Shares as quoted by NASDAQ, www.otcbb.com or www.otcmarkets.com as the case may be, on the last trading day immediately preceding such date; or

(iii) if there is no such reported market for the Class A Common Shares for the date in question, then an amount determined in good faith by the Plan Administrator;

(k)

“Grant Date” means the date on which the Plan Administrator completes the corporate action relating to the grant of an Option or such later date specified by the Plan Administrator, and on which all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Options shall not defer the Grant Date;

(l)	“Nonqualified Stock Option” means an Option other than an Incentive Stock Option;

(m)	“Option” means the right to purchase Class A Common Shares granted under Article 7;

(n)	“Option Expiration Date” has the meaning set forth in Section 7.6;

(o)	“Option Term” has the meaning set forth in Section 7.3;

(p)	“Participant” means the person to whom an Option is granted and who meets the eligibility requirements imposed by Article 5, including a Consultant Participant;

(q)	“Plan Administrator” has the meaning set forth in Section 3.1;

(r)	“Related Company” means any entity that, directly or indirectly, is in control of or is controlled by the Company;

(s)	“Related Party Transaction” means:

(i)

a merger or consolidation of the Company in which the holders of Class A Common Shares immediately prior thereto hold at least a majority of the Class A Common Shares in the Successor Corporation immediately thereafter;

(ii) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all the Company’s assets to a wholly-owned subsidiary corporation;

(iii) a mere reincorporation of the Company; or

(iv)

a transaction undertaken for the sole purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction;

(u)

“Retirement”, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan, means retirement on or after the individual’s normal retirement date under the Company’s 401(k) plan or other similar successor plan applicable to salaried employees;

(v)	“Securities Act” means the United States Securities Act of 1933, as amended;

(w)	“Successor Corporation” has the meaning set forth in Section 10.3; and

(x)	“Vesting Commencement Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which the Option begins to vest for purposes of Section 7.4.

ARTICLE 3. ADMINISTRATION

3.1 Plan Administrator

The Plan shall be administered by the Board or a committee appointed by, and consisting of two or more members of, the Board (the “Plan Administrator”). If and so long as the Class A Common Shares are registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding: (a) “outside directors”, as contemplated by Section 162(m) of the Code and (b) “nonemployee directors”, as contemplated by Rule 16b-3 under the Exchange Act. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. At any time when no committee has been appointed to administer the Plan, then the Board will be the Plan Administrator.

3.2 Administration and Interpretation by Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options under the Plan, including the selection of individuals to be granted Options, the type of Options, the number of Class A Common Shares subject to an Option, all terms, conditions, restrictions and limitations, if any, of an Option and the terms of any instrument that evidences the Option. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Option and may from time to time adopt and change rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

ARTICLE 4. STOCK SUBJECT TO THE PLAN

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in Article 10.1, the number of Class A Common Shares available for issuance under the Plan shall be a maximum of 10% of the Company’s issued and outstanding Class A Common Shares from time to time.

4.2 Reuse of Shares

Any Class A Common Shares that have been made subject to an Option that cease to be subject to such Option (other than by reason of exercise or settlement of the Option to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Options under the Plan. In the event shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision or right of repurchase, such shares shall again be available for the purposes of the Plan; provided, however, that the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the share number stated in Section 4.1, subject to adjustment from time to time as provided in Section 10.1; and provided, further, that for purposes of Section 4.3, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

ARTICLE 5. ELIGIBILITY

An Option may be granted to any officer, director or employee of the Company or a Related Company that the Plan Administrator from time to time selects. An Option may also be granted to any consultant, agent, advisor or independent contractor who provides services to the Company or any Related Company (a “Consultant Participant”), so long as such Consultant Participant: (a) is a natural person or an alter ego entity of the natural person providing the services; (b) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction; and (c) does not directly or indirectly promote or maintain a market for the Company’s securities.

ARTICLE 6. OPTIONS

6.1 Form and Grant of Options

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Options to be granted under the Plan. Options may be granted singly or in combination.

6.2 Settlement of Options

The Company may settle Options through the delivery of Class A Common Shares, the granting of replacement Options or any combination thereof as the Plan Administrator shall determine. Any Option settlement, including payment deferrals or payments deemed made by way of the settlement of pre-existing indebtedness from the Company, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Option payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

ARTICLE 7. GRANTS OF OPTIONS

7.1 Grant of Options

The Plan Administrator shall have the authority, in its sole discretion, to grant Options as Nonqualified Stock Options.

7.2 Option Exercise Price

The exercise price for any Class A Common Shares purchased under an Option shall be as determined by the Plan Administrator.

7.3 Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option (the “Option Term”) shall be as established for that Option by the Plan Administrator or, if not so established, shall be ten (10) years from the Grant Date.

7.4 Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time.

The Plan Administrator, in its sole discretion, may adjust the vesting schedule of an Option held by a Participant who works less than “full-time” as that term is defined by the Plan Administrator or who takes a Company-approved leave of absence.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5 Payment of Exercise Price

The exercise price for Class A Common Shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be in accordance with the requirements of the Chapter 78 of the Nevada Revised Statutes and the Articles of Incorporation and Bylaws of the Company in effect at such time, must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Plan Administrator for that purchase. As set forth in Section 6.2, any Option settlement, including payment deferrals or payments deemed made by way of the settlement of pre-existing indebtedness from the Company, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine.

7.6 Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if the Participant ceases to be employed by, or to provide services to, the Company or a Related Company, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a)	Except as otherwise set forth in this Section 7.6, any portion of an Option that is not vested and exercisable on the Employment Termination Date shall expire on such date.

(b)	Any portion of an Option that is vested and exercisable on the Employment Termination Date shall expire on the earliest to occur of:

	(i)	if the Participant’s Employment Termination Date occurs for reasons other than Cause, Retirement, Disability or death, the day which is three (3) months after such Employment Termination Date;

	(ii)	if the Participant’s Employment Termination Date occurs by reason of Retirement, Disability or death, the one (1) year anniversary of such Employment Termination Date; and

(iii)	the last day of the Option Term (the “Option Expiration Date”).

Notwithstanding the foregoing, if the Participant dies after his or her Employment Termination Date but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Employment Termination Date shall expire upon the earlier to occur of (a) the Option Expiration Date and (b) the one (1) year anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case of termination of the Participant’s employment or service relationship for Cause, all Options granted to that Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after the Participant’s relationship with the Company or a Related Company has ended, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

(c)

A Participant’s transfer of employment or service relationship between or among the Company and any Related Company, or a change in status from an employee to a consultant, agent, advisor or independent contractor or a change in status from a consultant, agent, advisor or independent contractor to an employee, shall not be considered a termination of employment or service relationship for purposes of this Article 7. Unless the Plan Administrator determines otherwise, a termination of employment or service relationship shall be deemed to occur if a Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

(d)	The effect of a Company-approved leave of absence on the application of this Article 7 shall be determined by the Plan Administrator, in its sole discretion.

(e)

If a Participant’s employment or service relationship with the Company or a Related Company terminates by reason of Disability or death, the Option shall become fully vested and exercisable for all the Class A Common Shares subject to the Option. Such Option shall remain exercisable for the time period set forth in this Section 7.6.

ARTICLE 8. WITHHOLDING

8.1 General

The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, provincial, local or foreign law to withhold with respect to the grant, vesting or exercise of an Option. The Company shall not be required to issue any Class A Common Shares under the Plan until such obligations are satisfied.

8.2 Payment of Withholding Obligations in Cash or Shares

The Plan Administrator may permit or require a Participant to satisfy all or part of his or her tax withholding obligations by:

(a)	paying cash to the Company;

(b)	having the Company withhold from any cash amounts otherwise due or to become due from the Company to the Participant;

(c)

having the Company withhold a portion of any Class A Common Shares that would otherwise be issued to the Participant having a value equal to the tax withholding obligations (up to the employer’s minimum required tax withholding rate); or

(d)

surrendering any Class A Common Shares that the Participant previously acquired having a value equal to the tax withholding obligations (up to the employer’s minimum required tax withholding rate to the extent the Participant has held the surrendered shares for less than six months).

ARTICLE 9. ASSIGNABILITY

Neither an Option nor any interest therein may be assigned, pledged or transferred by the Participant or made subject to attachment or similar proceedings other than by will or by the applicable laws of descent and distribution, and, during the Participant’s lifetime, such Options may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Option or may permit a Participant to designate a beneficiary who may exercise the Option or receive payment under the Option after the Participant’s death; provided, however, that any Option so assigned or transferred shall be subject to all the terms and conditions of the Plan and those contained in the instrument evidencing the Option.

ARTICLE 10. ADJUSTMENTS

10.1 Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure, including, without limitation, a Related Party Transaction, results in (a) the outstanding Class A Common Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of Class A Common Shares, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan and issuable as Incentive Stock Options as set forth in Article 4 and the maximum number and kind of securities that may be made subject to Options and to Options to any individual as set forth in Section 4.3, and (ii) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Section 10.1 but shall be governed by Sections 10.2 and 10.3, respectively.

10.2 Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Option has not been waived by the Plan Administrator, the Option shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

10.3 Corporate Transaction

(a)

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing an Option (or in a written employment or services agreement between a Participant and the Company or Related Company) and except as provided in subsection (b) below, each outstanding Option shall be assumed or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the “Successor Corporation”).

(b)

If, in connection with a Corporate Transaction, the Successor Corporation refuses to assume or substitute for an Option, then each such outstanding Option shall become fully vested and exercisable with respect to 100% of the unvested portion of the Option. In such case, the Plan Administrator shall notify the Participant in writing that the unvested portion of the Option specified above shall be fully vested and exercisable for a specified time period. At the expiration of the time period, the Option shall terminate, provided that the Corporate Transaction has occurred.

(c)

For the purposes of this Section 10.3, the Option shall be considered assumed or substituted for if following the Corporate Transaction the option or right confers the right to purchase or receive, for each Class A Common Share subject to the Option immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Class A Common Shares for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common shares of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each Class A Common Share subject thereto, to be solely common shares of the Successor Corporation substantially equal in fair market value to the per share consideration received by holders of Class A Common Shares in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator and its determination shall be conclusive and binding.

(d)	All Options shall terminate and cease to remain outstanding immediately following the Corporate Transaction, except to the extent assumed by the Successor Corporation.

10.4 Further Adjustment of Options

Subject to Sections 10.2 and 10.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Options. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Options so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Options to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change of control that is the reason for such action.

10.5 Limitations

The grant of Options shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

10.6 Fractional Shares

In the event of any adjustment in the number of Class A Common Shares covered by any Option, each such Option shall cover only the number of full shares resulting from such adjustment.

ARTICLE 11. AMENDMENT AND TERMINATION

11.1 Amendment or Termination of Plan

The Board may suspend, amend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, and only if applicable, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation only, stockholder approval shall be required for any amendment that would:

(a)	increase the total number of Class A Common Shares available for issuance under the Plan;

(b)	modify the class of employees eligible to receive Options; or

(c)	otherwise require stockholder approval under any applicable law or regulation.

Any amendment made to the Plan that would constitute a “modification” to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

11.2 Term of Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years after the earlier of the Plan’s adoption by the Board or its approval by the stockholders.

11.3 Consent of Participant

The suspension, amendment or termination of the Plan or a portion thereof or the amendment of an outstanding Option shall not, without the Participant’s consent, materially adversely affect any rights under any Option theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to this Article 11 shall not be subject to these restrictions.

ARTICLE 12. GENERAL

12.1 Evidence of Options

Options granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

12.2 No Individual Rights

Nothing in the Plan or any Option granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without Cause.

12.3 Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any Class A Common Shares under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any Class A Common Shares, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for Class A Common Shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

To the extent the Plan or any instrument evidencing an Option provides for the issuance of stock certificates to reflect any Class A Common Shares, the issuance may be effected on a noncertificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

12.4 No Rights as a Stockholder

No Option denominated in units shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the Class A Common Shares that are the subject of such Option.

12.5 Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors of the Company subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

12.6 Participants in Other Countries

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to assure the viability of the benefits from Options granted to Participants employed in such countries and to meet the objectives of the Plan.

12.7 No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or Class A Common Shares, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

12.8 Severability

If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.

12.9 Choice of Law

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Nevada, U.S.A., without giving effect to principles of conflicts of law.

ARTICLE 13. EFFECTIVE DATE

The effective date of this Plan is September 5, 2014 being the date on which the Plan was approved by the Board. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

This Plan is dated and made effective on this 5th day of September, 2014.

BY ORDER OF THE BOARD OF DIRECTORS OF
URBAN BARNS FOODS INC.

Per:

/s/ Richard Groome
Richard Groome
President and Chief Executive Officer